SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Corporate Property Associates 14 Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Annual Meeting of Shareholders
PROXY STATEMENT MAY 1, 2007
QUESTIONS & ANSWERS
ELECTION OF DIRECTORS
NOMINATING PROCEDURES
NOMINEES FOR THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
BOARD MEETINGS AND DIRECTORS’ ATTENDANCE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — FISCAL 2006
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITIES OWNERSHIP BY MANAGEMENT
DIRECTOR AND OFFICER STOCK OWNERSHIP
CODES OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER COMMUNICATIONS

May 1, 2007

Notice of Annual Meeting of Shareholders
to be Held Friday, June 15, 2007

Dear CPA®:14 Shareholder,

On Friday, June 15, 2007, Corporate Property Associates 14 Incorporated (“CPA®:14”) will hold its 2007 Annual Meeting of Shareholders at CPA®:14’s executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 9:30 a.m.

We are holding this annual meeting:

•	To elect six Directors for one year terms expiring in 2008; and

•	To transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS OF CPA®:14 RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

Only shareholders who owned stock at the close of business on April 16, 2007 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA®:14 mailed this Proxy Statement, proxy, and its Annual Report to its shareholders on or about May 1, 2007.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You can vote your shares by marking your votes on the enclosed proxy, signing and dating it and mailing it in the business reply envelope provided. You may also vote by telephone or on the Internet by following the instructions on the enclosed proxy. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

PROXY STATEMENT
MAY 1, 2007

QUESTIONS & ANSWERS

The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 14 Incorporated, a Maryland corporation, for use at its annual meeting of shareholders (the “Annual Meeting”) to be held on June 15, 2007 at 50 Rockefeller Plaza, New York, New York, 10020 at 9:30 a.m. local time, or any adjournment thereof. As used herein, “CPA®:14”, the “Company”, “we” and “us” refer to Corporate Property Associates 14 Incorporated.

No Director has informed us that he or she intends to oppose any action intended to be taken by CPA®:14.

Who is entitled to vote at the Annual Meeting?

Shareholders of CPA®:14 as of the close of business April 16, 2007 (the record date) are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the record date, April 16, 2007, CPA®:14 had 87,761,031 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

How do I vote?

You may vote your shares either by attending the Annual Meeting or by submitting a proxy by mail, by telephone or on the Internet. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for voting by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA®:14’s secretary in writing or submitting a new proxy in writing, or by voting in person at the Annual Meeting. The mailing address of CPA®:14 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

What is a “quorum”?

A “quorum” is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. Votes that are withheld as to any nominee will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What vote is needed to approve the election of each of the nominees as Director?

Each shareholder is entitled to one vote for each share of regular common stock registered in the shareholder’s name on the record date. With respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected. A plurality of all the votes cast shall be sufficient to elect a Director. Any other proposal must receive the affirmative vote of holders of not less than a majority of all the shares entitled to vote thereon.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present. In accordance with Maryland law, abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

How will voting on shareholder proposals be conducted?

We do not know of other matters which are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA®:14 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $35,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $80,000.

When are shareholder proposals for the 2008 annual meeting due?

We must receive any proposal which a shareholder intends to present at CPA®:14’s 2008 Annual Meeting no later than January 2, 2008 in order to be included in CPA®:14’s Proxy Statement and form of proxy relating to the 2008 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All shareholder proposals to be presented in connection with 2008 Annual Meeting of shareholders, other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act, must be received by CPA®:14’s secretary not fewer than 120 days before the scheduled date of the 2008 Annual Meeting. In addition, any shareholder wishing to nominate a Director at the 2008 Annual Meeting must provide timely written notice of such nomination, to CPA®:14’s secretary, as set forth in our By-Laws. A shareholder’s notice shall be timely if it is delivered to, or mailed and received, at the principal office of CPA®:14 not less than 30 days nor more than 60 days prior to the 2008 Annual Meeting; provided however that if fewer than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholder, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the 2008 Annual Meeting was mailed or such public disclosure was made. Thus, if the 2008 Annual Meeting were to occur on June 13, 2008, then shareholder proposals must be received by February 14, 2008 and any shareholder’s notice of a Director nomination must be received not earlier than April 14, 2008, nor later than May 14, 2008.

CPA®:14 will provide shareholders, without charge, a copy of CPA®:14’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006, including the financial statements and schedule attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations, at Corporate Property Associates 14 Incorporated, 50 Rockefeller Plaza, New York, New York 10020.

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other shareholders will elect six Directors, each to hold office until the next Annual Meeting of shareholders except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board is unaware of any circumstances which would result in a nominee being unavailable. Except for Gordon F. DuGan, all of the nominees are now members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

CPA®:14’s Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by shareholders. Pursuant to CPA®:14’s By-Laws, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board. Affiliated Directors (those who are officers or are not otherwise considered independent) similarly act together to evaluate and nominate other Affiliated Directors. If there are no Affiliated Directors, then Affiliated Directors may be nominated by the full Board.

Any shareholders entitled to vote at any regular or special meeting of shareholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election. The qualifications of recommended candidates will be reviewed by the Board. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a Director by the shareholders, his or her name will be included in the Proxy Statement and proxy card for the shareholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Board will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons. The process followed by the Board to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board. The Board is authorized to retain advisers and consultants and to compensate them for their services. The Board did not retain any such advisers or consultants during 2006. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by shareholders, the Board will apply the criteria which are set forth in our Corporate Governance Guidelines and our By-Laws. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all shareholders. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Any shareholder proposal relating to the nomination of a Director at an annual meeting submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our Proxy Statement and form of proxy must be received by CPA®:14 not later than 120 days prior to the anniversary of the date our Proxy Statement was released to shareholders in connection with the previous year’s annual meeting. All shareholder proposals relating to the nomination of a Director, other than those submitted pursuant to Rule 14a-8 of the Exchange Act, must be received by CPA®:14’s secretary not fewer than 120 days before the scheduled date of the annual meeting. In addition, shareholders may nominate individuals for election to the Board by complying with the notice procedures described in section 4.3(b) of CPA®:14’s By-Laws. The By-Laws state that nominations shall be made pursuant to a timely notice in writing to the Secretary of CPA®:14 at the address set forth below under “Shareholder Communications.” To be timely, a shareholder’s notice must be received by CPA®:14 not fewer than 30 days or more than 60 days prior to the meeting at which the proposed nominee is to be elected. If CPA®:14 gives shareholders fewer than 40 days’ notice of the date of the meeting, then a shareholder’s notice will be considered timely if it is received by the close of business on the 10th day following the day on which the notice of the date of that meeting was given.

The nominating shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election or re-election as a Director,

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of CPA®:14 stock which are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies of re-election of Directors pursuant to Rule 14(a) of the Exchange Act.

Also, the shareholder giving notice must provide the name and record address of the shareholder and the number of shares which are beneficially owned by the shareholder.

The Board may require any proposed nominee to furnish such other information as may reasonably be required by CPA®:14 or the Board to determine the eligibility of such proposed nominee to serve as a Director. The Board will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of shareholders held for purposes of voting on the proposed nominee’s election shall, if the facts warrant, determine and declare to the shareholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Except for Gordon F. DuGan, each of the nominees is now a member of the Board of Directors.

Detailed information on each nominee for election to the Board of Directors is provided below.

Wm. Polk Carey
Age: 76
Director Since: 1997

Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey also serves as a Director of Corporate Property Associates 15 Incorporated (“CPA®:15”) since 2001, of Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”) since 2003 and of W. P. Carey & Co. LLC since 1997. He also serves as Chairman of the Board of Carey Asset Management Corp., CPA®:14’s advisor. Mr. Carey was also Co-CEO of each of such companies, as well as CPA®:14, from 2002 through March 2005. Mr. Carey has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and as Chairman of the Penn Institute for Economic Research (PIER). In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School.

Gordon F. DuGan
Age: 40

Mr. DuGan, Chief Executive Officer, is standing for election to the Board of Directors of CPA®:14. He was a member of the Board of Directors from February 2005 until April 2006. Mr. DuGan also serves as President and CEO of W. P. Carey & Co. LLC and Carey Asset Management Corp., CPA®:14’s advisor. Mr. DuGan also serves as CEO and a Director of CPA®:15 and CPA®:16 — Global. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. He rejoined W. P. Carey & Co. as Deputy Head of Investment in February 1997 and was elected Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as a Trustee of the W. P. Carey Foundation and on the Boards of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School, and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

Marshall E. Blume*
Age: 66
Director Since: 2007

Marshall E. Blume was appointed to the Board of Directors in 2007. Mr. Blume also serves as an Independent Director on the Audit Committee of the Board of Directors. Mr. Blume has also served as an Independent Director and a member of the Audit Committees of CPA®:15 and CPA®:16 — Global since 2007. Mr. Blume is the Howard Butcher III Professor of Financial Management at the Wharton School of the University of Pennsylvania and Director of the Rodney L. White Center for Financial Research, also at the Wharton School. Mr. Blume is a partner in Prudent Management Associates, a registered investment advisory firm. He is currently a member of the Board of Managers of the Measey Foundation, which is dedicated to the support of medical education in the Philadelphia area. He is a member of the S&P Academic Advisor Board, the Finance Committee of the Rosemont School of the Holy Child, the Shadow Financial Regulatory Committee and the Financial Economist Roundtable. He is an Associate Editor of the Journal of Fixed Income, Pensions, and the Journal of Portfolio Management. Mr. Blume is a former trustee of Trinity College (Hartford) and the Rosemont School. Mr. Blume received his S.B. from Trinity College, and both his MBA and Ph.D. from the University of Chicago.

Elizabeth P. Munson*
Age: 50
Director Since: 2006

Ms. Munson was appointed to the Board of Directors in 2006. Ms. Munson also serves as an Independent Director on the Audit Committee of the Board of Directors. Ms. Munson previously served as a Director of CPA®:14 from April 2002 to March 2004 and has also served as an Independent Director and a member of the Audit Committees of CPA®:15 since 2003 and CPA®:16 — Global since March 2004. Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of, and head of Wealth Management Services for, Rockefeller & Co. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, is a member of the Board of Managers, Vice President and Secretary of Episcopal Social Services, New York, New York, is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York and is a member of the Board of Trustees and Secretary of Friends of WWB/USA Inc., New York, New York. Ms. Munson received her B.A. from Yale University, her J.D. from Harvard University and her Masters in Tax Law from New York University.

Richard J. Pinola*
Age: 61
Director Since: 2006

Mr. Pinola was appointed to the Board of Directors in 2006. Mr. Pinola also serves as an Independent Director and Chairman of the Audit Committee of the Board of Directors. Mr. Pinola has also served as an Independent Director and Chairman of the Audit Committees of CPA®:15 and CPA®:16 — Global since 2006. Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants from 1994 through 2004. He served as a Director of the company from 1990 and as CEO from 1992 until Right Management was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial service firm. He was also a CPA with PriceWaterhouse and Co. Mr. Pinola is a Director on the Boards of: K-Tron International, Kenexa Inc., Bankrate.com and Nobel Learning Communities, where he serves as chairman of two audit committees and on various other committees. He is also on the Boards of the Visiting Nurses Association and King’s College. He has also served on the Boards of Directors of the American Lung Association, Janney Montgomery Scott, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and Board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King’s College.

James D. Price*
Age: 68
Director Since: 2006

Mr. Price was appointed to the Board of Directors in December 2006. Mr. Price also serves as an Independent Director on the Audit Committee of the Board of Directors. Mr. Price previously served as an Independent Director of CPA®:14 from September 2005 to April 2006 and has also served as an Independent Director and a member of the Audit Committees of CPA®:15 since 2006 and CPA®:16 — Global since 2005. He had also served as a Director of CPA®:14 from September 2005 to April 2006. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial and industrial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc., where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982. Mr. Price received his B.A. from Syracuse University and his M.B.A. from Columbia University.

*	Independent Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Edward V. LaPuma
Age: 34

Mr. LaPuma has served as President since 2005. He joined W. P. Carey & Co. LLC as an Assistant to the Chairman in 1994. Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with the Sol C. Snider Entrepreneurial Center. He is President and a member of the Board of Directors of W. P. Carey International LLC. He is also a Trustee of the Rensselaerville Institute and of the W.P. Carey Foundation, as a governor of the Delta Phi Fraternity (“St. Elmo”). A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

Mark J. DeCesaris
Age: 48

Mr. DeCesaris has served as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director of CPA®:14 since November 2005. He also serves as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director for W. P. Carey & Co. LLC, CPA®:15 and CPA®:16 — Global. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s finance department. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and CEO of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, PA and earned his CPA license in 1983. Mr. DeCesaris currently serves as a member of the Board of Trustees of Kings College. Mr. DeCesaris graduated from Kings College with a BS in Accounting and a BS in Information Technology.

John D. Miller
Age: 62

John D. Miller, Chief Investment Officer, also serves as CIO for CPA®:15 and CPA®:16 — Global. Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management Corp. and serves as CIO of W. P. Carey & Co. LLC. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented, venture capital fund. He was Chairman and President of the StarVest management company and served on a number of boards of its portfolio companies until the end of the fund’s active investment period in 2005. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, Mr. Miller served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group, where he helped raise and was Co-chair of the Rothschild Recovery Fund. Prior to joining Rothschild, Mr. Miller held positions at two private equity firms, Credit Suisse First Boston’s Clipper Capital Associates, Inc. and Starplough Inc., an affiliate of Rosecliff, Inc. Mr. Miller previously served in investment positions at the Equitable for 24 years, including serving as President and CEO of Equitable Capital Management Corporation and as head of its Corporate Finance Department. He currently serves on the Board of CKX, Inc. and sits on a number of its committees. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.

Thomas E. Zacharias
Age: 53

Mr. Zacharias, Chief Operating Officer, joined W. P. Carey & Co. LLC in 2002. He was elected Managing Director and Chief Operating Officer of W. P. Carey & Co. LLC, CPA®:14 and CPA®:15 in 2005, and has served as CPA®:16 — Global’s President since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts from 2003 to 2007. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University and his Masters in Business Administration from Yale School of Management.

AUDIT COMMITTEE MATTERS

Audit Committee

Our Board of Directors has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and independent auditors, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all “independent” as defined in our By-Laws and the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. The Audit Committee is currently comprised of Richard J. Pinola (Chairman), Marshall E. Blume, Elizabeth P. Munson and James D. Price. Our Board of Directors has determined that Richard J. Pinola, an Independent Director and member of the Audit Committee, is a “financial expert” as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended. Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa14.com) in the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA®:14’s fiscal 2006 audited financial statements.

The Committee held four regularly scheduled quarterly meetings during 2006, and also met five additional times.

The Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with the management of CPA®:14.

The Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 and has discussed with the Independent Registered Public Accounting Firm their independence from CPA®:14 and its affiliates and, based on review and discussions of CPA®:14’s audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Richard J. Pinola, Chairman
Marshall E. Blume
Elizabeth P. Munson
James D. Price

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2006 and 2005

The following table sets forth the approximate aggregate fees billed to CPA®:14 during fiscal years 2006 and 2005 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2006	2005

Audit Fees(1)	$537,000	$146,100
Audit Related Fees(2)	0	0
Tax Fees(3)	232,700	194,600
All Other Fees(4)	0	0

Total Fees($)	$769,700	$340,700

(1)	Audit Fees: This category consists of fees for professional services rendered for the audit of CPA®:14’s fiscal years 2006 and 2005 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2006 and 2005, and other audit services including SEC registration statement review in connection with the merger with Corporate Property Associates 12 Incorporated (“CPA®:12”).

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP. No fees were billed for audit related services rendered by PricewaterhouseCoopers LLP for the years ended 2006 and 2005.

(3)	Tax Fees: This category consists of fees billed to CPA®:14 by PricewaterhouseCoopers LLP for tax compliance and consultation services.

(4)	All Other Fees: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2006 and 2005.

Pre-Approval By Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2006, pre-approved non-audit services included those services described above for “Tax Fees.”

BOARD MEETINGS AND DIRECTORS’ ATTENDANCE

There were four regular quarterly Board meetings held in 2006. Mr. Pinola was appointed to the Board in August 2006. Thereafter he attended one of the two remaining 2006 regular quarterly Board meetings. No other incumbent Director attended fewer than 75% of the total number of Board meetings in 2006 that were held during the time each incumbent was a Director.

There were nine Audit Committee meetings held in 2006. No Director who was an incumbent during 2006 attended fewer than 75% of the total number of meetings of the Audit Committee (if he or she was a member of the Audit Committee) held in 2006 during his or her term as a Director. The Board of Directors of CPA®:14 does not have a standing nominating or compensation committee.

The Directors at the Board of Directors’ meeting in March 2007 elected James D. Price as Lead Director. His primary responsibility as Lead Director is to preside over periodic executive sessions of the Board in which management Directors and other members of management will not participate.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — FISCAL 2006

CPA®:14 has no employees. Day-to-day management functions are performed by W. P. Carey & Co. LLC or its affiliates. During 2006, CPA®:14 paid no compensation to any of its Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however we reimburse our advisor, Carey Asset Management Corp., for the services of its personnel, including those who serve as officers of CPA®:14 pursuant to the advisory agreement. Please see the section titled “Certain Transactions” for a description of the contractual arrangements between CPA®:14 and W. P. Carey & Co. LLC and its affiliates.

CPA®:14 pays its Directors who are not officers $18,000 per year for their services as Directors on a quarterly basis, which includes attendance fees up to $1,667 per year. In addition, the Chairman of the Audit Committee receives up to $6,000 per year on a quarterly basis (pro-rated to the extent such Director also serves as Chairman of the Audit Committee for other CPA®REITs). During 2006, the Directors as a group received fees of $63,417. Wm. Polk Carey and Gordon F. DuGan did not receive compensation for serving as Directors.

Total Fees Earned or
Director	Paid in Cash ($)*

Trevor Bond(1)	19,500
Elizabeth P. Munson	4,917
Charles E. Parente(1)	10,000
Richard J. Pinola	9,500
James D. Price	19,500

Total	63,417

* Total Director compensation.

(1)	Mr. Bond served as a Director until April 2007 and Mr. Parente served as a Director until June 2006. Both now serve on the Board of W. P. Carey & Co. LLC.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Securities and Exchange Commission regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA®:14 has no employees, pays no direct compensation and does not have a standing compensation committee. As a result, CPA®:14 has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA®:14 reimburses an affiliate of W. P. Carey & Co. LLC for CPA®:14’s proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Wm. Polk Carey and Gordon F. DuGan, in connection with his services on behalf of the Company, other than as a Directors. Please see the section titled “Certain Transactions” for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, CPA®:14’s Board of Directors has not appointed a compensation committee. None of the members of the CPA®:14 Board are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CPA®:14.

SECURITIES OWNERSHIP BY MANAGEMENT

“Beneficial Ownership” as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of April 16, 2007, the record date, Wm. Polk Carey beneficially owned 5.84% of the outstanding shares of CPA®:14. We know of no other shareholder who beneficially owned more than 1% or more of the outstanding shares.

The following table shows how many shares of CPA®:14’s common stock the Directors and Executive Officers owned as of April 16, 2007, the record date. Directors and Executive Officers who owned no shares are not listed in the table. The Directors and Executive Officers as a group (including any current Executive Officers not named in the table) owned 5.85% of the common stock. The business address of the Directors and officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

DIRECTOR AND OFFICER STOCK OWNERSHIP

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percentage of Class

Wm. Polk Carey	5,129,033	(1)	5.84%
Marshall E. Blume	1		*
Elizabeth P. Munson	744		*
Richard J. Pinola	3,844		*
James D. Price	1,898		*
Gordon F. DuGan	54		*
Thomas E. Zacharias	1,869		*
All Directors and Executive Officers as a Group (10 Individuals)	5,137,443		5.85%

*	Less than 1%

(1)	Includes 7,733 shares owned by Carey Property Advisors L.P., 2,518,515 shares owned by Carey Asset Management Corp., 237,888 shares owned by W. P. Carey International LLC, 2,363,619 shares owned by W. P. Carey & Co. LLC and 1,278 shares owned by W. P. Carey & Co., Inc.

CODES OF ETHICS

CPA®:14’s Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our principal Executive Officers and Directors. The Board of Directors has also adopted a Code of Ethics for CEOs and Senior Financial Officers, which contains additional standards for senior officers. Both of these codes are available on the Company’s website (www.cpa14.com) in the “Corporate Governance” section. We also intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our CEO, principal financial officer and principal accounting officer) at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wm. Polk Carey is the Chairman of CPA®:14’s Board of Directors. CPA®:14 has retained its advisor, Carey Asset Management Corp., to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to CPA®:14. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the Board and the beneficial owner of over 10% of its equity securities. For the services provided to CPA®:14, the advisor earns asset management and performance fees equal to a percentage of the average invested assets of CPA®:14. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 2006, the asset management and performance fees earned by the advisor totaled $17.486 million, of which approximately half was paid in restricted shares of CPA®:14. During 2006, CPA®:14 also paid $3.514 million to the advisor in respect of previously subordinated and deferred fees due to the advisor in connection with prior property acquisitions, plus interest thereon. In connection with the refinancing of mortgage obligations on existing properties, fees of $270,000 were paid to the advisor during 2006.

Because CPA®:14 does not have its own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to CPA®:14. During 2006, $2.728 million was paid to the advisor or its affiliates by CPA®:14 to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement among the CPA® REITs, the advisor, and other affiliates of the advisor, CPA®:14 pays its proportionate share, based on adjusted revenues of office rental expenses and of certain other overhead expenses. Under this arrangement, CPA®:14’s share of office rental expenses for 2006 was $756,000.

On December 1, 2006, the Company completed a merger (the “merger”) with CPA®:12, an affiliate, pursuant to a merger agreement dated June 29, 2006. Under the terms of the merger, which was approved by the shareholders of both companies at special meetings of the shareholders of each company held on November 30, 2006, the Company acquired CPA®:12’s business on December 1, 2006 and is the surviving company. Under the terms of the merger agreement, CPA®:12’s shareholders had the right to elect to receive either $10.30 per share in cash or 0.8692 of the Company’s shares for each share of CPA®:12 owned as of October 20, 2006. The value of properties acquired and the exchange rates were based in large part on a third party valuation of the properties belonging to CPA®:12 as of December 31, 2005 and were subsequently adjusted to reflect the restructuring of Starmark Holdings LLC, but did not take into account any additional changes in value that may have occurred subsequent to December 31, 2005. The total purchase price for CPA®:12 was $540.5 million, which was comprised of 18,470,351 shares of the Company’s common stock ($218.874 million based on a value of $11.85 per share), $102.176 million in consideration for CPA®:12 shareholders who redeemed their interests (9,920,039 shares of CPA®:12), $215.369 million in fair value of debt and other liabilities assumed (including the Company’s pro rata share of fair value of debt assumed on investments accounted for under the equity method) and transaction costs of $4.081 million. Prior to the merger, CPA®:12 sold certain of its properties or interests in properties to third parties and to the advisor which had remaining lease terms of eight years or less and therefore did not meet the Company’s investment objectives. The Company also owned a 49.99% interest in one of these properties, which was sold to a third party in October 2006, and as a result of the sale, the Company made a special cash distribution of $0.04 per share to its shareholders at the close of the merger.

Several of our Directors and Officers were shareholders of CPA®:12 at the time of the merger and received either cash or shares of CPA®:14 or both when they tendered their CPA®:12 shares as part of the merger. Such individuals received the following for their CPA®:12 shares: Wm. Polk Carey held 2,735,187 shares and exchanged them for 1,022,800 shares of CPA®:14 and received $24,777,523 for the rest; Gordon F. DuGan held 47,433 shares and exchanged them for $693,871; Elizabeth P. Munson held 838 shares and exchanged them for 729 shares of CPA®:14 and received $2,675 for the rest; James D. Price held 1,016 shares and exchanged them for 883 shares of CPA®:14 and received $3,240 for the rest; Thomas E. Zacharias held 1,000 shares and exchanged them for 869 shares of CPA®:14 and received $3,190 for the rest.

Policies and Procedures With Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, their immediate family members and our stockholders owning 5% or more of our outstanding stock, must be, after disclosure of such affiliation, approved or ratified by a majority of our Independent Directors and a majority of our Directors who are not interested in the transaction. In making their determination, such Directors and Independent Directors must consider whether (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, are fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm’s-length basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the U.S. Securities and Exchange Commission, CPA®:14 believes our Directors, Executive Officers and beneficial owners of 10% or more of our shares did not timely file reports required to be filed in prior years under Section 16(a) on the following occasions: (a) Augustus Carey did not timely report on Form 4, seven acquisitions totaling 7,000 shares in 1998; (b) Gordon DuGan did not timely report on Form 4, the acquisition of 27 shares in 2004; (c) Charles Townsend did not timely report on Form 4 the acquisition of 1,000 shares in 1999. In addition, in connection with transactions by Carey Asset Management Corp. (“CAM”), Carey Property Advisors (“CPA”) and W. P. Carey International (“WPCI”), through which Mr. Wm. Polk Carey beneficially owns Company shares, he did not timely report on Form 4 (i) two acquisitions by CAM totaling 399,326.30 shares in 2001; (ii) two acquisitions by CPA totaling 29,129.60 in 1997 and 2001, respectively, and the disposition of 66 shares in 2002; and (iii) thirteen acquisitions totaling 35,944.73 during the period 2001 to 2003. Messrs. DuGan and Wm. Polk Carey made corrective filings in respect of each of their transactions in April 2007.

INDEPENDENT PUBLIC ACCOUNTANTS

From CPA®:14’s inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Board of Directors is in the process of engaging PricewaterhouseCoopers LLP as auditors for 2007. PricewaterhouseCoopers LLP also serves as auditors for our affiliates, W. P. Carey & Co. LLC and its subsidiaries, CPA®:15 and CPA®:16 — Global, and had served as auditor for affiliate CPA®:12 prior to the merger.

A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

SHAREHOLDER COMMUNICATIONS

The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

Shareholders who wish to send communications on any topic to the Board should address such communications in care of Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

\

REVOCABLE PROXY
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
Proxy for Annual Meeting of Shareholders June 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Corporate Property Associates 14 Incorporated appoints Thomas E. Zacharias and Mark J. DeCesaris, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Corporate Property Associates 14 Incorporated at the Annual Meeting of shareholders to be held on June 15, 2007 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê  FOLD AND DETACH HERE  ê
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED –
ANNUAL MEETING, JUNE 15, 2007
YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.	Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at www.proxyvoting.com/wpc and follow the instructions.
or
3.	Mark, sign and date your Proxy Card and return it promptly in the enclosed envelope.
PLEASE VOTE
The Board of Directors recommends a vote “FOR” all nominees.

Please mark your votes as indicated in this example	☒

		For	With Hold	For All Except
1.	Election of Directors for the One-Year Term Expiring in 2008:				2.	Such other matters as may properly come before the meeting at the discretion of the proxy holders.

(01)	William P. Carey	(02)	Gordon F. DuGan
(03)	Marshall E. Blume	(04)	Elizabeth P. Munson
(05)	Richard J. Pinola	(06)	James D. Price
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except”
and write that nominee’s name in the space provided below.

Please be sure to sign and date	Date
this Proxy in the box below.

Stockholder sign above Co-holder (if any) sign above
PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, AND (2) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.
SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.
When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.
*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
INSTRUCTIONS BELOW ***
é FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL é
(VOTE BY TELEPHONE/INTERNET)
Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.
Please have this card handy when you call. You will need it in front of you in order to complete the voting process.
VOTE BY PHONE: You will be asked to enter the CONTROL NUMBER (look below at right).

OPTION A:	To vote as the Board of Directors recommends on the proposal, press 1.
Your vote will be confirmed.

OPTION B:	If you choose to vote on the proposal on your own, press 2. You will hear these instructions:
To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2.
To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 3 and listen to the instructions.

VOTE BY INTERNET:	The web address is WWW.PROXYVOTING.COM/WPC You will be asked to enter the CONTROL NUMBER (look below at right).
If you vote by telephone or internet, DO NOT mail back your proxy card.
Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.
THANK YOU FOR VOTING

FOR TELEPHONE/
Call * * * Toll Free * * * On a Touch Tone Telephone	INTERNET VOTING:
1-888-514-4649 – ANYTIME	CONTROL NUMBER
There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: Midnight-June 14, 2007